Exhibit 99.1

Press Release

Federated Investors, Inc. Reports First Quarter 2008 Earnings; Total Assets Under Management Surpass Record $338 Billion

•	Money market assets increase to a record $278 billion

•	Diluted EPS increases 10 percent over Q1 2007

•	Board increases quarterly dividend 14 percent to $0.24 per share

(PITTSBURGH, Pa., April 24, 2008) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share of $0.55 for the quarter ended March 31, 2008, compared to $0.50 for the quarter ended March 31, 2007, an increase of 10 percent. Federated’s net income was $55.8 million for Q1 2008 compared to $51.8 million for Q1 2007.

Federated’s total managed assets were a record $338.5 billion at March 31, 2008, up $88.0 billion or 35 percent from $250.5 billion at March 31, 2007 and up $36.9 billion or 12 percent from the $301.6 billion reported at Dec. 31, 2007. The increase in total managed assets was driven by a $40.9 billion increase in money market assets during Q1 2008. Average managed assets for Q1 2008 were $322.0 billion, up $75.5 billion or 31 percent from $246.5 billion reported for Q1 2007 and up $31.9 billion or 11 percent from $290.1 billion in average managed assets reported for Q4 2007.

“As investors sought havens from market volatility in the first quarter, Federated’s asset flows were driven by a demand for our money market and fixed-income offerings,” said J. Christopher Donahue, president and CEO. “In addition, Federated’s gross sales of equity mutual funds increased compared to the prior quarter and from the first quarter of 2007 against a backdrop of difficult market conditions.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share, an increase of 14 percent from $0.21 per share last quarter. The dividend is payable on May 15, 2008 to shareholders of record as of May 8, 2008. During Q1 2008, Federated purchased 68,684 shares of class B common stock for $2.1 million.

Money market assets in both funds and separate accounts were a record $277.5 billion at March 31, 2008, up $91.5 billion or 49 percent from $186.0 billion at March 31, 2007 and up $40.9 billion or 17 percent from $236.6 billion at Dec. 31, 2007. Money market mutual fund assets increased to a record $242.3 billion at the end of Q1 2008, up $78.5 billion or 48 percent from $163.8 billion at March 31, 2007 and up $27.3 billion or 13 percent from $215.0 billion at Dec. 31, 2007.

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q1 Earnings

April 24, 2008

Federated’s equity assets were $37.5 billion at March 31, 2008, down $3.8 billion or 9 percent from $41.3 billion at March 31, 2007 and down $4.7 billion or 11 percent from $42.2 billion at Dec. 31, 2007. Federated’s equity asset decreases were driven by market depreciation. Federated’s top-selling equity funds on a net basis were: Federated InterContinental Fund, Federated Market Opportunity Fund, Federated Capital Appreciation Fund II, Federated Kaufmann Large Cap Fund and Federated MDT Small Cap Growth Fund.

Federated’s fixed-income assets were $23.4 billion at March 31, 2008, up slightly from $23.2 billion at March 31, 2007 and up $0.6 billion or 3 percent from $22.8 billion at Dec. 31, 2007. Federated’s top-selling fixed-income funds on a net basis were: Federated U.S. Government Securities Fund: 2-5 Years; Federated Total Return Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Capital Preservation Fund; and Federated Municipal Ultrashort Fund.

Financial Summary

For Q1 2008, revenue increased $41.3 million or 16 percent to $305.7 million compared to $264.4 million for the same quarter last year. The increase in revenue is primarily due to an increase in revenue from average money market managed assets ($47.9 million) and the impact of leap year on Q1 2008 compared to Q1 2007 ($2.3 million). Federated voluntarily waived an additional $3.7 million in fund fee revenue due to higher registration, custody and printing/postage expenses resulting from increased money market fund assets, changes in certain fund investment allocations and regulatory mailings. In addition, there was a decrease in revenue from average equity assets under management ($3.6 million) and a change in the mix of average fixed-income assets under management ($1.1 million). For Q1 2008, Federated derived 56 percent of its revenue from money market assets, 33 percent from equity assets, 10 percent from fixed-income assets and 1 percent from other products and services.

Compared to the prior quarter, total revenue increased by $5.4 million or 2 percent. The increase was primarily due to an increase in revenue from average money market managed assets ($23.0 million). The revenue increase was partially offset by a decrease in revenue from average equity managed assets ($10.9 million); one fewer day in Q1 2008 as compared to Q4 2007 ($4.3 million); and increases in Federated’s voluntary fee waivers primarily due to higher fund registration ($1.9 million).

Operating expenses for Q1 2008 increased $34.1 million or 19 percent to $214.7 million compared to $180.6 million for Q1 2007. The increase in operating expenses was primarily attributable to an increase in marketing and distribution expenses of $27.4 million. Of this amount, $24.6 million related to increased average money market managed assets and to a lesser extent, changes in the terms of distribution contracts with certain intermediary customers. In addition, regular and incentive compensation expenses increased by $6.9 million.

Federated Reports Q1 Earnings

April 24, 2008

Compared to Q4 2007, operating expenses increased slightly. Compensation and related expenses decreased $9.7 million in Q1 2008 as compared to Q4 2007. The prior quarter included $15 million in compensation expenses related to new employment agreements with certain Federated Kaufmann employees and Q1 2008 included $1.7 million in new compensation for Federated Kaufmann personnel. In addition, Q1 2008 compensation was higher due to $1.8 million for seasonally higher payroll tax and employee benefit expenses, $1.2 million due to higher base pay expenses and $1.2 million in additional expense related to 2007 incentive pay. Overall, marketing and distribution expense increased by $11.5 million for the consecutive quarter comparison. Of this amount, $10.8 million was due to higher average money market managed assets and, to a lesser extent, changes in the terms of distribution contracts with certain intermediary customers. Q1 2008 marketing and distribution expense was also affected by one fewer day compared to the prior quarter, resulting in $1.2 million less in these expenses.

Federated will host an earnings conference call at 9 a.m. Eastern on April 25, 2008. Investors are invited to listen to Federated’s Q1 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until May 2, 2008 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 281178.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $338.5 billion in assets as of March 31, 2008. With 147 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 8 percent of equity fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

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1 Strategic Insight, February 29, 2008. Based on assets under management in open-end funds.

Certain statements in this press release, such as those related to asset flows and sales , constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of the company to sustain asset flows and sales and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management, Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Federated Reports Q1 Earnings

April 24, 2008

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended March 31,		% Change Q1 2008 to Q1 2007	Quarter Ended Dec. 31, 2007	% Change Q1 2008 to Q4 2007
	2008	2007
Revenue
Investment advisory fees, net	$194,995	$169,176	15%	$195,002	—%
Administrative service fees, net	51,580	39,292	31	47,541	8
Other service fees, net	57,716	54,367	6	56,480	2
Other, net	1,402	1,579	(11)	1,269	10

Total Revenue	305,693	264,414	16	300,292	2

Operating Expenses
Compensation and related	61,463	54,185	13	71,212	(14)
General and administrative
Marketing and distribution	107,626	80,202	34	96,078	12
Professional service fees	8,598	7,638	13	8,788	(2)
Office and occupancy	6,111	5,515	11	5,895	4
Systems and communications	5,933	5,862	1	5,943	—
Advertising and promotional	3,676	2,896	27	3,688	—
Travel and related	2,925	2,738	7	3,519	(17)
Other	4,311	3,813	13	3,231	33

Total general and administrative	139,180	108,664	28	127,142	9
Amortization of deferred sales commissions	9,361	12,258	(24)	10,826	(14)
Amortization of intangible assets	4,745	5,523	(14)	4,814	(1)

Total Operating Expenses	214,749	180,630	19	213,994	—

Operating Income	90,944	83,784	9	86,298	5

Nonoperating Income (Expenses)
Investment income, net	1,278	1,993	(36)	704	82
Debt expense––recourse	(96)	(95)	1	(97)	(1)
Debt expense––nonrecourse	(872)	(1,498)	(42)	(1,039)	(16)
Other, net	(49)	—	100	(217)	(77)

Total Nonoperating Income (Expenses), net	261	400	(35)	(649)	140

Minority interest	1,386	1,376	1	1,519	(9)

Income before income taxes	89,819	82,808	8	84,130	7
Income tax provision	34,000	31,045	10	31,426	8

Net Income	$55,819	$51,763	8%	$52,704	6%

Earnings Per Share
Net income per share — Basic	$0.56	$0.51	10%	$0.53	6%
Net income per share — Diluted	$0.55	$0.50	10%	$0.52	6%

Weighted-average shares outstanding
Basic	99,812	101,913		99,764

Diluted	101,797	103,606		101,653

Dividends declared per share	$0.21	$0.18		$0.21

Federated Reports Q1 Earnings

April 24, 2008

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2008	Dec. 31, 2007
Assets
Cash and other short-term investments	$183,235	$146,271
Other current assets	52,338	60,020
Deferred sales commissions, net	54,330	64,227
Intangible assets, net, and goodwill	539,245	534,603
Other long-term assets	37,898	35,850

Total Assets	$867,046	$840,971

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$163,073	$164,571
Long-term debt—nonrecourse	53,419	62,701
Other long-term liabilities and minority interest	39,283	39,684
Shareholders’ equity excluding treasury stock	1,403,574	1,367,963
Treasury stock	(792,303)	(793,948)

Total Liabilities, Minority Interest and Shareholders’ Equity	$867,046	$840,971

Federated Reports Q1 Earnings

April 24, 2008

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended
	March 31, 2008	Dec. 31, 2007	March 31, 2007
Equity Funds
Beginning assets	$29,145	$30,095	$28,666

Sales	1,602	1,328	1,469
Redemptions	(1,893)	(1,992)	(1,973)

Net redemptions	(291)	(664)	(504)
Net exchanges	(77)	(34)	(12)
Other*	(2,897)	(252)	566

Ending assets	$25,880	$29,145	$28,716

Fixed-Income Funds
Beginning assets	$17,943	$17,775	$18,113

Sales	1,818	1,240	1,224
Redemptions	(1,555)	(1,312)	(1,503)

Net sales (redemptions)	263	(72)	(279)
Net exchanges	53	15	2
Other*	80	225	197

Ending assets	$18,339	$17,943	$18,033

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Quarter Ended
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Equity Separate Accounts
Beginning assets	$13,017	$13,422	$13,318	$12,620	$12,228

Net customer flows**	(404)	(200)	(126)	197	225
Other**	(975)	(205)	230	501	167

Ending assets	$11,638	$13,017	$13,422	$13,318	$12,620

Fixed-Income Separate Accounts
Beginning assets	$4,881	$4,977	$5,201	$5,128	$4,789

Net customer flows**	59	(210)	(370)	54	236
Other**	137	114	146	19	103

Ending assets	$5,077	$4,881	$4,977	$5,201	$5,128

*	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products.
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated Reports Q1 Earnings

April 24, 2008

(in millions)

MANAGED ASSETS	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
By Asset Class
Equity	$37,518	$42,162	$43,517	$43,344	$41,336
Fixed-income	23,416	22,824	22,752	22,970	23,162
Money market	277,527	236,630	209,908	193,362	185,952

Total Managed Assets	$338,461	$301,616	$276,177	$259,676	$250,450

By Market
Wealth Management & Trust	$162,865	$143,881	$127,854	$113,625	$109,364
Broker/Dealer	124,402	120,627	114,686	112,146	107,148
Global Institutional	38,842	25,057	23,428	24,083	24,764
Other	12,352	12,051	10,209	9,822	9,174

Total Managed Assets	$338,461	$301,616	$276,177	$259,676	$250,450

By Product Type
Mutual Funds:
Equity	$25,880	$29,145	$30,095	$30,026	$28,716
Fixed-income	18,339	17,943	17,775	17,769	18,033
Money market	242,280	215,003	190,011	172,430	163,841

Total Fund Assets	$286,499	$262,091	$237,881	$220,225	$210,590

Separate Accounts:
Equity	$11,638	$13,017	$13,422	$13,318	$12,620
Fixed-income	5,077	4,881	4,977	5,201	5,128
Money market	35,247	21,627	19,897	20,932	22,112

Total Separate Accounts	$51,962	$39,525	$38,296	$39,451	$39,860

Total Managed Assets	$338,461	$301,616	$276,177	$259,676	$250,450

	Quarter Ended
AVERAGE MANAGED ASSETS	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
By Asset Class
Equity	$38,471	$42,890	$42,731	$43,031	$41,118
Fixed-income	23,220	22,969	22,680	23,109	23,002
Money market	260,306	224,285	202,141	189,917	182,352

Total Avg. Assets	$321,997	$290,144	$267,552	$256,057	$246,472

By Product Type
Mutual Funds:
Equity	$26,696	$29,741	$29,570	$29,866	$28,743
Fixed-income	18,186	17,893	17,701	17,942	18,013
Money market	231,719	203,957	181,808	168,253	160,325

Total Avg. Fund Assets	$276,601	$251,591	$229,079	$216,061	$207,081

Separate Accounts:
Equity	$11,775	$13,149	$13,161	$13,165	$12,375
Fixed-income	5,034	5,076	4,979	5,167	4,989
Money market	28,587	20,328	20,333	21,664	22,027

Total Avg. Separate Accts.	$45,396	$38,553	$38,473	$39,996	$39,391

Total Avg. Assets	$321,997	$290,144	$267,552	$256,057	$246,472

	Quarter Ended
ADMINISTERED ASSETS	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Period End	$9,921	$9,565	$19,312	$17,986	$17,783
Average	$9,694	$16,125	$18,378	$17,701	$17,762